Exhibit 99.1

Media Contact: Gabby Nelson (763) 551-7460 gabby.nelson@selectcomfort.com	Investor Contact: Edwin Boon (763) 551-7498 investorrelations@selectcomfort.com

SELECT COMFORT ANNOUNCES FOURTH-QUARTER
AND FULL-YEAR 2011 RESULTS

•	Reports Fourth-quarter Earnings per Diluted Share of $0.27
•	Achieves Fourth-quarter Comparable Sales Growth of 31 Percent
•	Reports 12th Consecutive Quarter of Double-digit Year-over-year Operating Income Growth
•	Provides 2012 Earnings Guidance

MINNEAPOLIS – (Feb. 8, 2012) – Select Comfort Corporation (NASDAQ: SCSS) today reported fourth-quarter and fiscal 2011 results for the period ended Dec. 31, 2011. Net sales for the quarter increased 27 percent to $189 million, compared to $149 million in the fourth quarter of 2010, driven by company-controlled comparable sales growth of 31 percent. The company reported fourth-quarter earnings per diluted share of $0.27, a 108 percent increase versus $0.13 per diluted share in the fourth quarter of 2010. Fourth-quarter 2011 results included a $1.9 million, or $0.03 per diluted share, non-recurring net decrease to income-tax expense related to the favorable resolution of prior-years’ tax matters.

Net sales for the full-year 2011 increased 23 percent to $743 million, compared to $606 million in 2010, driven by company-controlled comparable sales growth of 26 percent. The company reported earnings per diluted share of $1.07 in 2011, an 88 percent increase versus $0.57 per diluted share in 2010. Full-year 2011 results included a $1.5 million, or $0.03 per diluted share, non-recurring net decrease to income-tax expense related to the favorable resolution of prior-years’ tax matters.

“Our outstanding financial results in 2011 mark a year of significant progress for our company as we refined our top-line growth formula and achieved record bottom-line leverage and profitability,” said Bill McLaughlin, president and CEO, Select Comfort Corporation. “Building on a strong 2010, we continued to attain top-tier comparable sales increases through our integrated and customer-focused approach to marketing, distribution and product innovation.”

Select Comfort Announces Fourth-quarter and Full-year 2011 Results – Page 2 of 10

McLaughlin added, “Our team enters 2012 with confidence in our proven growth drivers as we continue to broaden our target consumer, increase brand awareness and develop our under-penetrated major markets. We remain focused on delivering sustained growth in market share and earnings for our shareholders, while also maintaining flexibility to effectively manage through continued market uncertainty.”

Fourth-quarter and Full-year Summary
In the fourth quarter, net sales increased by 27 percent as compared to the prior-year period. The increase in sales was driven by company-controlled comparable sales growth of 31 percent, with average retail sales-per-store during the past 12 months reaching a record $1.7 million, a 33 percent improvement over the prior-year period.

Gross-profit margin in the fourth quarter of 2011 was 62.9 percent of net sales, compared with 63.0 percent in the prior-year period. On a full-year basis, gross-profit margin improved 80 basis points from 62.5 percent in 2010 to 63.3 percent in 2011, driven by favorable product mix, pricing actions and manufacturing efficiencies.

Sales and marketing costs were $82.8 million in the fourth quarter, or 43.8 percent of net sales. This compares to $68.6 million, or 46.1 percent of net sales in the prior-year period, reflecting continued leverage from our sales growth. Media investments in the fourth quarter totaled $24 million, 29 percent higher than a year ago.

General and administrative expenses were $15.0 million in the fourth quarter, or 8.0 percent of net sales. This compares to $13.2 million, or 8.9 percent of net sales during the same period last year, again reflecting continued leverage of the company’s fixed-cost base.

Operating income was $20.0 million during the fourth quarter, and operating margin during the quarter improved 290 basis points from 7.7 percent in 2010 to 10.6 percent in 2011. This operating performance resulted in earnings per diluted share of $0.27, a 108 percent year-over-year improvement, which included a $1.9 million non-recurring net decrease to income-tax expense related to the favorable resolution of prior-years’ tax matters.

Cash flows from operating activities were $91 million for full-year 2011 compared to $71 million in the prior year. Capital expenditures for full-year 2011 increased to $23.5 million as compared to $7.3 million in 2010, driven by increased investment in stores and information systems. As of year-end 2011,

Select Comfort Announces Fourth-quarter and Full-year 2011 Results – Page 3 of 10 cash, cash equivalents and marketable-debt securities totaled $146 million, and the company had no borrowings under its revolving credit agreement.

Fiscal 2012 Outlook
The company expects to increase earnings per diluted share by 23 to 31 percent in 2012 to between $1.32 and $1.40. This outlook assumes company-controlled comparable sales growth of at least 15 percent and a net increase in store count from 381 at year-end 2011 to between 400 and 410 by year-end 2012. It also assumes a year-over-year increase in operating margin of at least 100 basis points.

The company currently anticipates that 2012 capital expenditures will be approximately $50 million, reflecting new stores, repositioned stores and remodels, along with continued investment in customer-management systems. The company also announced today that while its first priority for capital deployment is to invest in continued profitable growth, it currently plans to reinitiate a modest share repurchase in 2012 under a previously approved repurchase program, with the objective to maintain share count at current levels.

“The success and predictability of our profitable growth formula in 2011 gives us confidence as we enter 2012,” said Wendy Schoppert, executive vice president and CFO, Select Comfort Corporation. “We expect sustained revenue growth to come from a combination of new stores and higher average sales per store, while we continue to achieve growth in both operating margins and operating cash flow.”

Conference Call
Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. Eastern Time (4 p.m. Central; 2 p.m. Pacific) today. To listen to the call, please dial (800) 593-9959 (international participants dial (517) 308-9340) and reference the passcode “Sleep.” To access the webcast, please visit the investor relations area of the Sleep Number website at http://www.sleepnumber.com/eng/aboutus/InvestorRelations.cfm. The webcast replay will remain available in the investor relations area of the company’s website for approximately 60 days.

About Select Comfort Corporation
Select Comfort Corporation (NASDAQ: SCSS) is leading the industry in setting a new standard in sleep by offering consumers high-quality, innovative and individualized sleep solutions, which includes a complete line of SLEEP NUMBER® beds and bedding. The company is the exclusive manufacturer, retailer and servicer of the revolutionary Sleep Number bed, which allows individuals to adjust the firmness and support of each side at the touch of a button. The company offers further

Select Comfort Announces Fourth-quarter and Full-year 2011 Results – Page 4 of 10 personalization through its solutions-focused line of Sleep Number pillows, sheets and other bedding products. And as the only national specialty-mattress retailer, consumers can take advantage of an enhanced mattress-buying experience at one of the approximately 380 Sleep Number stores across the country, online at sleepnumber.com or via phone at (800) Sleep Number or (800) 753-3768.

Forward-looking Statements
Statements used in this news release relating to future plans, events, financial results or performance are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as general and industry economic trends; consumer confidence; the effectiveness of our marketing messages; the efficiency of our advertising and promotional efforts; consumer acceptance of our products, product quality, innovation and brand image; availability of attractive and cost-effective consumer credit options; execution of our retail store distribution strategy; our dependence on significant suppliers, and our ability to maintain relationships with key suppliers, including several sole-source suppliers; the vulnerability of key suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs and other inflationary pressures; industry competition; our ability to continue to improve our product line; warranty expenses; risks of pending and potentially unforeseen litigation; increasing government regulations, which have added or will add cost pressures and process changes to ensure compliance; the adequacy of our management information systems to meet the evolving needs of our business and evolving regulatory standards applicable to data privacy and security; our ability to attract and retain senior leadership and other key employees, including qualified sales professionals; and uncertainties arising from global events, such as terrorist attacks or a pandemic outbreak, or the threat of such events. Additional information concerning these and other risks and uncertainties is contained in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.

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Select Comfort Announces Fourth-quarter and Full-year 2011 Results  – Page 5 of 10

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Three Months Ended
	December 31,	% of	January 1,	% of
	2011	Net Sales	2011	Net Sales

Net sales	$189,073	100.0%	$148,668	100.0%
Cost of sales	70,095	37.1%	54,943	37.0%
Gross profit	118,978	62.9%	93,725	63.0%
Operating expenses:
Sales and marketing	82,778	43.8%	68,576	46.1%
General and administrative	15,032	8.0%	13,203	8.9%
Research and development	1,192	0.6%	426	0.3%
Asset impairment charges	6	0.0%	43	0.0%
Total operating expenses	99,008	52.4%	82,248	55.3%
Operating income	19,970	10.6%	11,477	7.7%
Other income (expense), net	4	0.0%	(67)	0.0%
Income before income taxes	19,974	10.6%	11,410	7.7%
Income tax expense	4,604	2.4%	4,292	2.9%
Net income	$15,370	8.1%	$7,118	4.8%

Net income per share – basic	$0.28		$0.13

Net income per share – diluted	$0.27		$0.13

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	55,424		54,367
Effect of dilutive securities:
Options	873		656
Restricted shares	566		465
Diluted weighted-average shares outstanding	56,863		55,488

Select Comfort Announces Fourth-quarter and Full-year 2011 Results  – Page 6 of 10

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share amounts)

	Twelve Months Ended
	December 31,	% of	January 1,	% of
	2011	Net Sales	2011	Net Sales

Net sales	$743,203	100.0%	$605,676	100.0%
Cost of sales	272,858	36.7%	227,413	37.5%
Gross profit	470,345	63.3%	378,263	62.5%
Operating expenses:
Sales and marketing	317,502	42.7%	269,901	44.6%
General and administrative	58,106	7.8%	53,572	8.8%
Research and development	4,175	0.6%	2,147	0.4%
Asset impairment charges	109	0.0%	260	0.0%
Total operating expenses	379,892	51.1%	325,880	53.8%
Operating income	90,453	12.2%	52,383	8.6%
Other expense, net	(33)	0.0%	(1,893)	(0.3%)
Income before income taxes	90,420	12.2%	50,490	8.3%
Income tax expense	29,942	4.0%	18,922	3.1%
Net income	$60,478	8.1%	$31,568	5.2%

Net income per share – basic	$1.10		$0.58

Net income per share – diluted	$1.07		$0.57

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	55,081		54,005
Effect of dilutive securities:
Options	821		817
Restricted shares	530		442
Diluted weighted-average shares outstanding	56,432		55,264

Select Comfort Announces Fourth-quarter and Full-year 2011 Results  – Page 7 of 10

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except per share amounts)
subject to reclassification

	December 31,	January 1,
	2011	2011
Assets
Current assets:
Cash and cash equivalents	$116,255	$76,016
Marketable debt securities – current	20,020	-
Accounts receivable, net of allowance for doubtful accounts of $397 and $302, respectively	13,844	9,909
Inventories	24,851	19,647
Prepaid expenses	5,778	6,388
Deferred income taxes	4,443	4,297
Other current assets	6,004	652
Total current assets	191,195	116,909

Marketable debt securities – non-current	10,042	-
Property and equipment, net	43,850	32,953
Deferred income taxes	12,964	15,965
Other assets	4,606	4,130
Total assets	$262,657	$169,957

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$50,141	$42,025
Customer prepayments	13,529	12,944
Compensation and benefits	29,806	24,857
Taxes and withholding	9,883	5,359
Other current liabilities	15,691	11,671
Total current liabilities	119,050	96,856

Non-current liabilities:
Warranty liabilities	2,714	2,815
Other long-term liabilities	11,502	12,309
Total non-current liabilities	14,216	15,124
Total liabilities	133,266	111,980

Shareholders’ equity:
Undesignated preferred stock; 5,000 shares authorized,no shares issued and outstanding	-	-
Common stock, $0.01 par value; 142,500 shares authorized, 56,397 and 55,455 shares issued and outstanding, respectively	564	555
Additional paid-in capital	47,701	36,799
Retained earnings	81,101	20,623
Accumulated other comprehensive income	25	-
Total shareholders’ equity	129,391	57,977
Total liabilities and shareholders’ equity	$262,657	$169,957

NOTE: In the first quarter of fiscal 2011 we began reporting cash resulting from credit and debit card transactions when received, rather than on an in-transit basis. To maintain consistency and comparability, previously reported amounts have been reclassified to conform to the current-year presentation.

Select Comfort Announces Fourth-quarter and Full-year 2011 Results  – Page 8 of 10

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands)
subject to reclassification

	Twelve Months Ended
	December 31,	January 1,
	2011	2011

Cash flows from operating activities:
Net income	$60,478	$31,568
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,543	14,626
Stock-based compensation	4,971	3,962
Net disposals and impairments of assets	98	251
Excess tax benefits from stock-based compensation	(2,190)	(1,358)
Deferred income taxes	2,839	2,352
Changes in operating assets and liabilities:
Accounts receivable	(3,935)	718
Inventories	(5,204)	(4,001)
Income taxes	4,445	6,647
Prepaid expenses and other assets	(1,976)	1,579
Accounts payable	6,913	3,995
Customer prepayments	585	1,707
Accrued compensation and benefits	5,167	11,471
Other taxes and withholding	1,944	53
Warranty liabilities	566	(1,398)
Other accruals and liabilities	2,802	(765)
Net cash provided by operating activities	91,046	71,407

Cash flows from investing activities:
Purchases of property and equipment	(23,527)	(7,349)
Proceeds from sales of property and equipment	11	10
Investments in marketable debt securities	(40,021)	-
Proceeds from sales and maturity of marketable debt securities	10,000	-
Increase in restricted cash	(2,650)	-
Net cash used in investing activities	(56,187)	(7,339)

Cash flows from financing activities:
Net decrease in short-term borrowings	(795)	(1,074)
Repurchases of common stock	(371)	(1,391)
Proceeds from issuance of common stock	4,356	1,014
Excess tax benefits from stock-based compensation	2,190	1,358
Debt issuance costs	-	(143)
Net cash provided by (used in) financing activities	5,380	(236)

Net increase in cash and cash equivalents	40,239	63,832
Cash and cash equivalents, at beginning of period	76,016	12,184
Cash and cash equivalents, at end of period	$116,255	$76,016

NOTE: To maintain consistency and comparability, certain amounts from previously reported financial statements have been reclassified to conform to the current-year presentation. See Note on page 7.

Select Comfort Announces Fourth-quarter and Full-year 2011 Results  – Page 9 of 10

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Supplemental Financial Information
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	January 1,	December 31,	January 1,
	2011	2011	2011	2011

Percent of sales:
Retail	87.1%	83.7%	87.5%	84.0%
Direct and E-Commerce	9.3%	10.3%	8.7%	10.8%
Wholesale	3.6%	6.0%	3.8%	5.2%
Total	100.0%	100.0%	100.0%	100.0%

Sales growth rates:
Retail comparable-store sales	33%	12%	29%	21%
Direct and E-Commerce	14%	(6%)	(1%)	5%
Company-Controlled comparable sales change	31%	10%	26%	19%
Net closed stores/other	(1%)	(2%)	(1%)	(5%)
Total Company-Controlled Channels	30%	8%	25%	14%
Wholesale	(24%)	32%	(11%)	(21%)
Total	27%	9%	23%	11%

Stores open:
Beginning of period	374	392	386	403
Opened	10	5	19	7
Closed	(3)	(11)	(24)	(24)
End of period	381	386	381	386

Other metrics:
Average sales per store ($ in 000's)1	$1,721	$1,295
Average sales per square foot1	$1,135	$873
Stores > $1 million net sales1	93%	70%
Stores > $2 million net sales1	24%	7%
Average mattress sales per mattress unit - Company-Controlled Channels2	$2,262	$2,035	$2,208	$2,010

1Trailing twelve months for stores open at least one year.

2Includes revenue from adjustable foundations which has become a more significant part of the mattress mix. The prior definition excluded revenue from adjustable foundations. Previously reported amounts have been reclassified to conform to the current-year presentation.

Select Comfort Announces Fourth-quarter and Full-year 2011 Results  – Page 10 of 10

SELECT COMFORT CORPORATION AND SUBSIDIARIES
Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA)
(in thousands)

We define earnings before interest, taxes, depreciation and amortization (EBITDA) as net income plus: income tax expense, interest expense, depreciation and amortization, stock-based compensation and asset impairments consistent with the definition used in our debt covenant calculations. Management believes EBITDA is a useful indicator of the Company's financial performance.  Our definition of EBITDA may not be comparable to similarly titled definitions used by other companies. The tables below reconcile EBITDA, which is a non-GAAP financial measure, to comparable GAAP financial measures:

	Three Months Ended		Trailing-Twelve Months Ended
	December 31,	January 1,	December 31,	January 1,
	2011	2011	2011	2011

Net income	$15,370	$7,118	$60,478	$31,568
Income tax expense	4,604	4,292	29,942	18,922
Interest expense	43	87	187	1,951
Depreciation and amortization	3,744	3,295	13,493	13,012
Stock-based compensation	1,297	1,201	4,971	3,962
Asset impairments	6	43	109	260
EBITDA	$25,064	$16,036	$109,180	$69,675

Note -
Our EBITDA calculation is considered a non-GAAP financial measure and is not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles